                                     Press Release
Cambridge, Mass. – July 29, 2026
Biogen reports strong second quarter 2026 results demonstrating progress toward its goal of sustainable revenue growth
•Second quarter 2026 total revenue of $2.7 billion increased 3% year-over-year. Growth Portfolio1 generated $1.06 billion of revenue, representing 24% year-over-year growth

•GAAP and Non-GAAP diluted EPS includes deal-related charges, including acquired IPR&D, dilution related to the Apellis acquisition, as well as continued investment in ongoing Phase 3 development programs: GAAP diluted EPS of $0.66, Non-GAAP diluted EPS of $3.60

Biogen Inc. (Nasdaq: BIIB) today reported second quarter 2026 financial results.

"This quarter is a reflection of the significant progress Biogen has made repositioning the company for long-term growth. Not only did our growth portfolio revenue exceed that of our legacy MS portfolio, delivering 24% of year-over-year growth, we also delivered strong revenue performance from our two recently acquired products, providing an opportunity for our pipeline to build on a growing business,” said President and Chief Executive Officer Christopher A. Viehbacher. “At the same time, our scientific leadership continues to translate into commercial momentum, with a successful launch of SPINRAZA HD and historic approval of LEQEMBI IQLIK at-home initiation. As we enter a period of registrational data readouts beginning this year, we are realizing our vision for the New Biogen — one positioned for sustainable growth with a growing commercial business, a multi-year late-stage data flow, and an expanding early-stage pipeline."
Second quarter 2026 Growth Portfolio highlights
•SPINRAZA revenue of $402 million, up 2% year-over-year, driven by demand and stocking for the high-dose regimen partially offset by shipment timing in certain ex-U.S. markets; conversion to the high-dose regimen has been ahead of Company expectations in all launched geographies
•VUMERITY second quarter revenue of $197 million, down 7% year-over-year, primarily impacted by inventory dynamics; first half growth of 7% year-over-year
•LEQEMBI global in-market sales of $184 million, up 15% year-over-year, with U.S. in-market sales of $97 million, representing continued sequential growth; LEQEMBI IQLIK, a first-of-its-kind anti-amyloid treatment offering at-home administration, approved by the FDA as an initiation dose
•SKYCLARYS revenue of $168 million, up 29% year-over-year, primarily related to an increase in global demand mostly driven by the continued launch in Europe and certain other international markets
•ZURZUVAE revenue of $71 million, up 53% year-over-year, driven by demand growth; now launched in Germany, the first commercial launch outside the U.S. for PPD
•SYFOVRE revenue of $162 million for the full second quarter, up 8% year-over-year, showed its strongest quarterly demand since launch. $97 million of revenue recognized by Biogen following the close of the Apellis acquisition on May 14, 2026
•EMPAVELI revenue of $46 million for the full second quarter, up 123% year-over-year, driven by demand growth. $30 million of revenue recognized by Biogen following the close of the Apellis acquisition on May 14, 2026
1 Growth Portfolio includes EMPAVELI, QALSODY, SKYCLARYS, SPINRAZA, SYFOVRE, VUMERITY, ZURZUVAE, plus Biogen's 50% share of net revenue and cost of sales, including royalties, from the LEQEMBI Collaboration
AMR = antibody mediated rejection; CLE = cutaneous lupus erythematosus; SLE = systemic lupus erythematosus

The Company is now advancing the next potential wave of growth drivers with five registrational readouts from the late-stage pipeline expected over the next four quarters; continuing to build the early-stage pipeline to deliver long-term value
•Registrational data for litifilimab in SLE expected by end of 2026 and additional Phase 3 readouts for litifilimab in CLE, felzartamab in AMR, and zorevunersen in Dravet syndrome anticipated next year
•Diranersen demonstrated proof-of-concept in Alzheimer's disease as the first tau-directed agent to show clinical efficacy and a reduction of tau pathology in the brain — Biogen plans to advance to Phase 3
•Expected initiation of a new Phase 2 study of felzartamab in Graves' disease, expanding the potential of felzartamab in autoimmune disease
•Pending RayThera acquisition expected to add multiple immunology programs to Biogen’s portfolio, including a lead program now in Phase 1 development
Apellis acquisition now completed with strong second quarter 2026 revenue performance for SYFOVRE and EMPAVELI. With the integration progressing well, Biogen expects approximately $0.85 dilution to Non-GAAP diluted EPS for full year 2026, driven largely by lower interest income and higher interest expense associated with the transaction financing, and remains on track for the transaction to be accretive to Non-GAAP diluted EPS in 2027. Transaction run rate synergies exiting 2027 are expected to be at least $250 million.
Full year 2026 guidance updated to reflect a strengthening in underlying business performance outlook adjusted for the impact from completed and expected transactions and milestones
Financial Highlights

	Q2 '26	Q2 '25	△	r (CC*)
Total Revenue (in millions)	$2,736	$2,646	3%	2%
GAAP diluted EPS	$0.66	$4.33	(85)%	N/A
Non-GAAP diluted EPS	$3.60	$5.47	(34)%	N/A
Note: Percent changes represented as favorable/(unfavorable) versus the prior year period. N/A = not applicable.
* Percentage changes in revenue growth at constant currency (CC) are presented excluding the impact of changes in foreign currency exchange rates and hedging gains or losses. Foreign currency revenue values are converted into U.S. Dollars using the exchange rates from the end of the previous calendar year.

A reconciliation of GAAP to Non-GAAP financial measures can be found in Table 4 at the end of this news release.
Revenue Summary

(in millions)	Q2 '26	Q2 '25	△	r (CC*)
Multiple sclerosis (MS) product revenue(1)	$963	$1,107	(13)%	(14)%
Rare disease revenue(2)	$602	$543	11%	9%
Specialized immunology revenue(3)	$128	$—	—%	—%
Biosimilars revenue	$153	$182	(16)%	(20)%
Other product revenue(4)	$71	$47	51%	51%
Total product revenue	$1,916	$1,879	2%	—%
Revenue from anti-CD20 therapeutic programs	$514	$467	10%	10%
Alzheimer's collaboration revenue(5)	$64	$55	16%	16%
Contract manufacturing, royalty and other revenue	$242	$245	(1)%	(5)%
Total revenue	$2,736	$2,646	3%	2%
Note: Percent changes represented as favorable/(unfavorable) versus the prior year period. Numbers may not foot or recalculate due to rounding.
(1) Multiple sclerosis includes TECFIDERA®, VUMERITY®, AVONEX®, PLEGRIDY® and TYSABRI®.
(2) Rare disease includes SPINRAZA®, SKYCLARYS® and QALSODY®.
(3) Specialized immunology includes EMPAVELI® and SYFOVRE®.
(4) Other includes FUMADERM® and ZURZUVAE®.
(5) Includes Biogen’s 50% share of net revenue and cost of sales, including royalties, from the LEQEMBI® Collaboration.

•Second quarter 2026 Legacy MS Portfolio, which includes AVONEX, PLEGRIDY, TECFIDERA, and TYSABRI, generated $767 million of revenue, driven by resilient performance from TYSABRI.
Expense Summary

(in millions)	Q2 '26	Q2 '25	△
GAAP cost of sales*	$777	$605	(28)%
% of Total Revenue	28%	23%
Non-GAAP cost of sales*	$612	$554	(10)%
% of Total Revenue	22%	21%
GAAP R&D expense	$530	$399	(33)%
Non-GAAP R&D expense	$490	$394	(24)%
GAAP SG&A expense	$710	$584	(22)%
Non-GAAP SG&A expense	$680	$579	(17)%
GAAP and Non-GAAP acquired IPR&D, upfront and milestone expense	$164	$47	NMF
Note: Percent changes represented as favorable/(unfavorable) versus the prior year period
IPR&D = in-process R&D; NMF = no meaningful figure.
* Excluding amortization and impairment of acquired intangible assets

•The increase in second quarter 2026 GAAP and Non-GAAP cost of sales as a percentage of total revenue was driven primarily by product mix.

•The increase in second quarter 2026 GAAP R&D expense included approximately $38 million of step-up amortization related to SKYCLARYS inventory used in clinical trials. The increase in second quarter 2026 GAAP and Non-GAAP R&D expense was driven by higher spend on clinical trials, including felzartamab, salanersen and litifilimab, as well as the inclusion of operating expenses from Apellis, and a reduction in R&D funding received from Royalty Pharma.

•The increase in second quarter 2026 GAAP and Non-GAAP SG&A was primarily due to the inclusion of the commercial and management operations of Apellis subsequent to the acquisition of the company and an increase in operational spending on sales and marketing activities in support of our U.S. and international product launches.

•Second quarter 2026 GAAP and Non-GAAP acquired IPR&D, upfront and milestone expense was $164 million.
Other Financial Highlights

•Second quarter 2026 GAAP and Non-GAAP collaboration profit sharing was a net expense of approximately $69 million, which includes approximately $45 million related to Biogen’s collaboration with Samsung Bioepis, and approximately $24 million related to Biogen’s collaboration with Supernus Pharmaceuticals, Inc. for the commercialization of ZURZUVAE in the U.S.

•Second quarter 2026 GAAP other expense was approximately $19 million driven by net interest expense partially offset by net unrealized gains on equity securities. Second quarter 2026 Non-GAAP other expense was approximately $60 million primarily driven by net interest expense. Net interest expense includes financing costs related to the Apellis transaction.

•Second quarter 2026 GAAP and Non-GAAP effective tax rates were 26.4% and 17.2%, respectively. Second quarter 2025 GAAP and Non-GAAP effective tax rates were 14.7% and 13.5%, respectively. The year-over-year increase in the GAAP effective tax rate was primarily driven by non-deductible expenses related to the Apellis acquisition. The year-over-year increase in both GAAP and Non-GAAP effective tax rates were impacted by the favorable deferred tax impacts of decreases in foreign withholding taxes recorded in the second quarter of 2025.

Financial Position and Cash Flows

•Second quarter 2026 net cash flow from operations was approximately $449 million. Capital expenditures were approximately $41 million, and free cash flow, a Non-GAAP financial measure defined as net cash flow from operations less capital expenditures, was approximately $408 million.

•As of June 30, 2026, Biogen had cash and cash equivalents totaling approximately $1.3 billion and approximately $8.1 billion in total debt, resulting in net debt of approximately $6.8 billion.

•For the second quarter of 2026, the Company’s weighted average diluted shares were approximately 149 million.
Full Year 2026 Financial Guidance

Biogen is updating its full year 2026 financial guidance to reflect a strengthening in underlying business performance outlook with reported guidance adjusted for the impact from completed and expected transactions and milestones. Full year 2026 Non-GAAP diluted EPS range is expected as follows:

FY 2026 Non-GAAP Diluted EPS Guidance	February 2026	April 2026	July 2026	Change
Underlying guidance	$15.25 to $16.25	$15.25 to $16.25	$15.85 to $16.85	+$0.60
Approximate impact from acquired IPR&D and milestone charges	--	($1.00)	~($3.00)	~($2.00)
Expected dilution from the Apellis acquisition	--	--	~($0.85)	~($0.85)
Reported Guidance	$15.25 to $16.25	$14.25 to $15.25	$12.00 to $13.00
Full year total revenue is now expected to increase by a mid-single digit percentage for 2026 as compared to 2025 driven by continued revenue growth from our Growth Portfolio.

Biogen expects combined Non-GAAP R&D expense and Non-GAAP SG&A expense to be between $2.65 billion and $2.70 billion for the second half of 2026.

This guidance also assumes that foreign exchange rates as of July 24, 2026, will remain in effect for the remainder of the year, net of hedging activities.

Other than the acquired IPR&D and milestone impact expressly stated above, this financial guidance does not include any other potential future acquired IPR&D and milestone charges, impact from potential acquisitions or business development transactions or pending and future litigation or any impact of potential healthcare reform, as all are difficult to predict. Other important financial considerations will be provided on the conference call and webcast.

Biogen may incur charges, realize gains or losses, or experience other events or circumstances in 2026 that could cause any of these assumptions and expectations to change and/or actual results to vary from this financial guidance.

Biogen does not provide guidance for GAAP reported financial measures (other than revenue) or a reconciliation of forward-looking Non-GAAP financial measures to the most directly comparable GAAP reported financial measures because the Company is unable without unreasonable effort to predict with reasonable certainty the financial impact of items such as the transaction, integration, and certain other costs related to acquisitions or large business development transactions; unusual gains and losses; potential future asset impairments; gains and losses from equity security investments; and the ultimate outcome of pending or future litigation. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. For the same reasons, the Company is unable to address the significance of the unavailable information, which could be material to future results.

Other Key Recent Events

•Today Biogen announced Phase 2 data for BIIB091 in relapsing-remitting multiple sclerosis, which showed that BIIB091 has achieved proof-of-concept and the Company will be exploring next steps for the asset.

•In the second quarter of 2026, Biogen exercised its option to obtain from Ionis a worldwide exclusive, royalty-bearing license to develop and commercialize BIIB147, a Phase 1 ready investigational antisense oligonucleotide targeting stathmin-2 pre-mRNA in people with broad ALS. As part of the option exercise, Biogen paid Ionis a $15 million one-time license fee recorded in acquired IPR&D upfront and milestone expense.

Conference Call and Webcast

The Company’s earnings conference call for the second quarter will be broadcast via the internet at 8:30 a.m. ET on July 29, 2026 and will be accessible through the Investors section of Biogen’s website, www.biogen.com. Supplemental information in the form of a slide presentation is also accessible at the same location on the internet and will be subsequently available on the website for at least 90 days.
About Biogen

Founded in 1978, Biogen is a leading biotechnology company that pioneers innovative science to deliver new medicines to transform patients' lives and to create value for shareholders and our communities.
We apply deep understanding of human biology and leverage different modalities to advance first-in-class treatments or therapies that deliver superior outcomes. Our approach is to take bold risks, balanced with return on investment to deliver long-term growth.

Biogen Safe Harbor

This press release contains forward-looking statements that are being made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 (the PSLRA) with the intention of obtaining the benefits of the “Safe Harbor” provisions of the PSLRA. This press release contains forward-looking statements, relating to: our strategy and plans; potential of, and expectations for, our commercial business and pipeline programs; capital allocation and investment strategy; clinical development programs, clinical trials, and data readouts and presentations; regulatory discussions, submissions, filings, and approvals; the potential benefits, safety, and efficacy of our and our collaboration partners’ products and investigational therapies; the anticipated benefits and potential of investments or acquisitions; optimization of our cost structure including our "Fit for Growth" program; the goal of repositioning the company to create long-term growth; the impact from existing and potential tariffs and trade restrictions; productivity of our R&D pipeline, collaborations, and business development activities; our future financial and operating results; the costs and other anticipated financial impacts of the acquisition of Apellis including Biogen non-GAAP diluted EPS and non-GAAP diluted EPS growth, expected run rate synergies and the expected revenue growth for EMPAVELI and SYFOVRE following the acquisition of Apellis; and our full year 2026 financial guidance. These forward-looking statements may be accompanied by such words as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “hope,” “intend,” “may,” “objective,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “prospect,” “should,” “target,” “will,” “would,” and other words and terms of similar meaning. Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Results in early-stage clinical trials may not be indicative of full results or results from later stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements.

Given their forward-looking nature, these statements involve substantial risks and uncertainties that may be based on inaccurate assumptions and could cause actual results to differ materially from those reflected in such statements. These forward-looking statements are based on management's current beliefs and assumptions and on information currently available to management. Given their nature, we cannot assure that any outcome expressed in these forward-looking statements will be realized in whole or in part.

We caution that these statements are subject to risks and uncertainties, many of which are outside of our control and could cause future events or results to be materially different from those stated or implied in this document, including, among others, factors relating to: our substantial dependence on revenue from our products and other payments under licensing, collaboration, acquisition or divestiture agreements; uncertainty of long-term success in developing, licensing, or acquiring other product candidates or additional indications for existing products; expectations, plans, prospects and timing of actions relating to product approvals, approvals of additional indications for our existing products, sales, pricing, growth, reimbursement and launch of our marketed and pipeline products; the potential impact of increased product competition in the biopharmaceutical and healthcare industry, as well as any other markets in which we compete, including increased competition from new originator therapies, generics, prodrugs and biosimilars of existing products and products approved under abbreviated regulatory pathways; our ability to effectively implement our corporate strategy; the successful execution of our strategic and growth initiatives, including acquisitions; the drivers for growing our business; difficulties in obtaining and maintaining adequate coverage, pricing, and reimbursement for our products; the drivers for growing our business, including our dependence on collaborators and other third parties for the development, regulatory approval, and commercialization of products and other aspects of our business, which are outside of our full control; risks associated with current and potential future healthcare reforms; risks related to commercialization of biosimilars, which is subject to such risks related to our reliance on third-parties, intellectual property, competitive and market challenges and regulatory compliance; failure to obtain, protect, and enforce our data, intellectual property, and other proprietary rights and the risks and uncertainties relating to intellectual property claims and challenges; the risk that positive results in a clinical trial may not be replicated in subsequent or confirmatory trials or success in early stage clinical trials may not be predictive of results in later stage or large scale clinical trials or trials in other potential indications; risks associated with clinical trials, including our ability to adequately manage clinical activities, unexpected concerns that may arise from additional data or analysis obtained during clinical trials, regulatory authorities may require additional information or further studies, or may fail to approve or may delay approval of our drug candidates; the occurrence of adverse safety events, restrictions on use with our products, or product liability claims; risks relating to technology, including our incorporation of new technologies such as artificial intelligence into some of our processes; risks related to use of information technology systems and potential impacts of any breakdowns, interruptions, invasions, corruptions, data breaches, destructions and/or other cybersecurity incidents of our systems or those of connected and/or third-party systems; problems with our manufacturing capacity, including our ability to manufacture products efficiently or adequately address global bulk supply risks; risks relating to retaining management, personnel and other organizational changes, including our ability to attract, retain and motivate qualified individuals; risks related to the failure to comply with current and new legal and regulatory requirements, including judicial decisions, accounting standards, and tariff or trade restrictions; the risks of doing business internationally, including geopolitical tensions, acts of war and large-scale crises; risks relating to investment in our manufacturing capacity; risks relating to the distribution and sale by third parties of counterfeit or unfit versions of our products; risks relating to the use of social media for our business, results of operations and financial condition; fluctuations in our operating results; risks related to investment in properties; risks relating to access to capital and credit markets to finance our present and future operations and business initiatives and obtain funding for such activities on favorable terms; risks related to indebtedness; the market, interest, and credit risks associated with our investment portfolio; risks relating to share repurchase programs; change in control provisions in certain of our collaboration agreements; fluctuations in our effective tax rate and obligations in various jurisdictions in which we are subject to taxation; environmental risks; and any other risks and uncertainties that are described in other reports we have filed with the U.S. Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov.

These statements speak only as of the date of this press release and are based on information and estimates available to us at this time. Should known or unknown risks or uncertainties materialize or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. Investors are cautioned not to put undue reliance on forward-looking statements. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in our subsequent reports on Form 10-Q, in each case including in the sections thereof captioned “Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in our subsequent reports on Form 8-K. Except as required by law, we do not undertake any obligation to publicly update any forward-looking statements whether as a result of any new information, future events, changed circumstances or otherwise.

Digital Media Disclosure

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###

MEDIA CONTACT:	INVESTOR CONTACT:
Biogen	Biogen
Madeleine Shin	Tim Power
Tel: +1 781-464-3260	Tel: +1 781-464-2442
public.affairs@biogen.com	IR@biogen.com

TABLE 1

BIOGEN INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(unaudited, in millions, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Product revenue, net	$1,916.4	$1,878.7	$3,668.7	$3,605.2
Revenue from anti-CD20 therapeutic programs	513.5	467.3	932.6	845.5
Alzheimer's collaboration revenue	63.7	54.9	123.2	87.9
Contract manufacturing, royalty and other revenue	242.4	244.6	489.3	537.9
Total revenue	2,736.0	2,645.5	5,213.8	5,076.5
Cost and expense:
Cost of sales, excluding amortization and impairment of acquired intangible assets	776.9	605.0	1,437.9	1,234.3
Research and development	529.6	399.0	1,068.6	833.1
Acquired in-process research and development, upfront and milestone expense	164.0	46.6	198.0	247.3
Selling, general and administrative	709.7	583.8	1,317.0	1,156.3
Amortization and impairment of acquired intangible assets	168.2	130.9	304.7	242.7
Collaboration profit sharing/(loss reimbursement)	68.8	75.0	143.0	133.1
(Gain) loss on fair value remeasurement of contingent consideration	2.5	13.2	23.0	22.8
Restructuring charges	165.4	(0.7)	173.3	34.6
Other (income) expense, net	18.5	48.7	38.2	117.1
Total cost and expense	2,603.6	1,901.5	4,703.7	4,021.3
Income before income tax (benefit) expense	132.4	744.0	510.1	1,055.2
Income tax (benefit) expense	34.9	109.2	93.1	179.9
Net income attributable to Biogen Inc.	$97.5	$634.8	$417.0	$875.3

Net income per share:
Basic earnings per share attributable to Biogen Inc.	$0.66	$4.33	$2.83	$5.98
Diluted earnings per share attributable to Biogen Inc.	$0.66	$4.33	$2.81	$5.97

Weighted-average shares used in calculating:
Basic earnings per share attributable to Biogen Inc.	147.7	146.5	147.4	146.3
Diluted earnings per share attributable to Biogen Inc.	148.7	146.7	148.6	146.7

TABLE 2

BIOGEN INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	As of June 30, 2026	As of December 31, 2025
ASSETS
Cash and cash equivalents	$1,285.0	$3,008.5
Marketable securities	—	807.2
Accounts receivable, net	1,885.6	1,342.4
Due from anti-CD20 therapeutic programs	512.8	524.6
Inventory	2,384.3	2,168.1
Other current assets	1,238.0	1,123.3
Total current assets	7,305.7	8,974.1
Marketable securities	—	431.9
Property, plant and equipment, net	2,994.1	3,055.4
Operating lease assets	245.7	265.4
Intangible assets, net	13,516.4	9,178.5
Goodwill	6,990.8	6,491.1
Deferred tax asset	202.1	292.5
Investments and other assets	831.8	750.6
TOTAL ASSETS	$32,086.6	$29,439.5

LIABILITIES AND EQUITY
Current portion of notes payable	$800.0	$—
Taxes payable	86.9	114.8
Accounts payable	403.9	432.0
Accrued expenses and other	2,626.3	2,802.6
Total current liabilities	3,917.1	3,349.4
Notes payable	7,290.3	6,286.8
Deferred tax liability	945.5	507.6
Long-term operating lease liabilities	264.8	290.4
Other long-term liabilities	820.9	748.5
TOTAL LIABILITIES	13,238.6	11,182.7

Common stock	0.1	0.1
Additional paid-in capital	983.0	863.1
Accumulated other comprehensive income (loss)	(127.7)	(182.0)
Retained earnings	20,969.7	20,552.7
Treasury stock, at cost	(2,977.1)	(2,977.1)
TOTAL EQUITY	18,848.0	18,256.8
TOTAL LIABILITIES AND EQUITY	$32,086.6	$29,439.5

TABLE 3

BIOGEN INC. AND SUBSIDIARIES
PRODUCT REVENUE & TOTAL REVENUE
(unaudited, in millions)
Product Revenue

	For the Three Months Ended June 30,
	2026			2025
	United States	Rest of World	Total	United States	Rest of World	Total
Multiple Sclerosis (MS):
TECFIDERA	$32.4	$58.5	$90.9	$47.2	$146.4	$193.6
VUMERITY	172.0	24.5	196.5	188.0	24.3	212.3
Total Fumarate	204.4	83.0	287.4	235.2	170.7	405.9
AVONEX	120.9	49.1	170.0	121.7	56.0	177.7
PLEGRIDY	25.2	29.9	55.1	28.3	40.7	69.0
Total Interferon	146.1	79.0	225.1	150.0	96.7	246.7
TYSABRI	270.5	180.3	450.8	272.2	182.4	454.6
Subtotal: MS	621.0	342.3	963.3	657.4	449.8	1,107.2

Rare Disease:
SPINRAZA	204.3	197.6	401.9	149.3	243.4	392.7
SKYCLARYS	82.3	85.6	167.9	78.0	52.3	130.3
QALSODY	8.3	23.6	31.9	7.5	12.5	20.0
Subtotal: Rare Disease	294.9	306.8	601.7	234.8	308.2	543.0

Specialized Immunology:
SYFOVRE(1)	97.4	—	97.4	—	—	—
EMPAVELI(1)	30.4	—	30.4	—	—	—
Subtotal: Specialized Immunology	127.8	—	127.8	—	—	—

Biosimilars:
BENEPALI	—	106.8	106.8	—	112.1	112.1
IMRALDI	—	37.8	37.8	—	46.7	46.7
FLIXABI	—	8.1	8.1	—	14.3	14.3
BYOOVIZ(2)	0.1	—	0.1	2.5	6.1	8.6
Subtotal: Biosimilars	0.1	152.7	152.8	2.5	179.2	181.7

Other:
ZURZUVAE	70.7	0.1	70.8	46.4	—	46.4
Other(3)	—	—	—	—	0.4	0.4
Subtotal: Other	70.7	0.1	70.8	46.4	0.4	46.8
Total product revenue, net	$1,114.5	$801.9	$1,916.4	$941.1	$937.6	$1,878.7

(1) EMPAVELI and SYFOVRE were obtained as part of our acquisition of Apellis in May 2026.
(2) In the fourth quarter of 2025 we completed the sale of our rights to BYOOVIZ.
(3) Other includes FUMADERM.

	For the Six Months Ended June 30,
	2026			2025
	United States	Rest of World	Total	United States	Rest of World	Total
Multiple Sclerosis (MS):
TECFIDERA	$63.8	$136.6	$200.4	$87.0	$312.7	$399.7
VUMERITY	325.4	50.1	375.5	305.1	46.0	351.1
Total Fumarate	389.2	186.7	575.9	392.1	358.7	750.8
AVONEX	229.4	103.8	333.2	230.3	114.2	344.5
PLEGRIDY	49.5	69.9	119.4	52.4	76.1	128.5
Total Interferon	278.9	173.7	452.6	282.7	190.3	473.0
TYSABRI	512.3	380.0	892.3	473.0	363.1	836.1
FAMPYRA(1)	—	—	—	—	0.3	0.3
Subtotal: MS	1,180.4	740.4	1,920.8	1,147.8	912.4	2,060.2

Rare Disease:
SPINRAZA	346.5	429.4	775.9	303.7	512.9	816.6
SKYCLARYS	154.1	164.5	318.6	147.1	107.1	254.2
QALSODY	18.8	45.6	64.4	15.0	20.5	35.5
Subtotal: Rare Disease	519.4	639.5	1,158.9	465.8	640.5	1,106.3
			0
Specialized Immunology:
SYFOVRE(2)	97.4	—	97.4	—	—	—
EMPAVELI(2)	30.4	—	30.4	—	—	—
Subtotal: Specialized Immunology	127.8	—	127.8	—	—	—

Biosimilars:
BENEPALI	—	228.9	228.9	—	223.4	223.4
IMRALDI	—	87.4	87.4	—	94.1	94.1
FLIXABI	—	18.6	18.6	—	27.4	27.4
BYOOVIZ(3)	0.1	—	0.1	6.7	10.8	17.5
TOFIDENCE(3)	—	—	—	0.1	—	0.1
Subtotal: Biosimilars	0.1	334.9	335.0	6.8	355.7	362.5

Other:
ZURZUVAE	126.0	0.2	126.2	74.1	—	74.1
Other(4)	—	—	—	0.4	1.7	2.1
Subtotal: Other	126.0	0.2	126.2	74.5	1.7	76.2
Total product revenue, net	$1,953.7	$1,715.0	$3,668.7	$1,694.9	$1,910.3	$3,605.2

(1) Effective January 1, 2025, our collaboration and license agreement for FAMPYRA global commercialization rights was terminated.
(2) EMPAVELI and SYFOVRE were obtained as part of our acquisition of Apellis in May 2026.
(3) In 2025 we completed the sale of our rights to TOFIDENCE and BYOOVIZ.
(4) Other includes FUMADERM and ADUHELM.

Total Revenue

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Product revenue, net	$1,916.4	$1,878.7	$3,668.7	$3,605.2
Royalty revenue on sales of OCREVUS	381.4	353.8	698.6	642.6
Biogen’s share of pre-tax profits in the U.S. for RITUXAN, GAZYVA and LUNSUMIO	125.7	107.7	220.4	191.4
Other revenue from anti-CD20 therapeutic programs	6.4	5.8	13.6	11.5
Alzheimer's collaboration revenue	63.7	54.9	123.2	87.9
Contract manufacturing, royalty and other revenue	242.4	244.6	489.3	537.9
Total revenue	$2,736.0	$2,645.5	$5,213.8	$5,076.5

TABLE 4
BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
OPERATING EXPENSE, OTHER (INCOME) EXPENSE, NET, AND INCOME TAX
(unaudited, in millions)
We supplement our GAAP consolidated financial statements and GAAP financial measures with other financial measures, such as adjusted net income, adjusted diluted earnings per share, revenue growth at constant currency, which excludes the impact of changes in foreign exchange rates and hedging gains or losses, and free cash flow, which is defined as net cash flow from operations less capital expenditures. We believe that these and other Non-GAAP financial measures provide additional insight into the ongoing economics of our business and reflect how we manage our business internally, set operational goals and form the basis of our management incentive programs. Non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Cost of Sales:
Total cost of sales, GAAP	$776.9	$605.0	$1,437.9	$1,234.3
Less: litigation matter	1.1	—	2.3	—
Less: amortization of inventory fair value step-up	163.6	50.7	213.3	100.1
Total cost of sales, Non-GAAP	$612.2	$554.3	$1,222.3	$1,134.2

Research and Development Expense:
Total research and development expense, GAAP	$529.6	$399.0	$1,068.6	$833.1
Less: amortization of inventory fair value step-up	37.0	—	92.9	—
Less: restructuring charges and other cost saving initiatives	3.1	5.3	6.2	12.7
Total research and development expense, Non-GAAP	$489.5	$393.7	$969.5	$820.4

Selling, General and Administrative Expense:
Total selling, general and administrative, GAAP	$709.7	$583.8	$1,317.0	$1,156.3
Less: acquisition-related transaction and integration costs	28.2	2.1	33.5	4.1
Less: restructuring charges and other cost saving initiatives	1.9	2.5	4.2	0.3
Less: other	—	0.6	—	1.0
Total selling, general and administrative, Non-GAAP	$679.6	$578.6	$1,279.3	$1,150.9

Amortization and Impairment of Acquired Intangible Assets:
Total amortization and impairment of acquired intangible assets, GAAP	$168.2	$130.9	$304.7	$242.7
Less: impairment charges	—	3.5	—	3.5
Less: amortization of acquired intangible assets	153.6	114.6	276.8	216.0
Total amortization and impairment of acquired intangible assets, Non-GAAP	$14.6	$12.8	$27.9	$23.2

Other (Income) Expense, net:
Total other (income) expense, net, GAAP	$18.5	$48.7	$38.2	$117.1
Less: (gain) loss on equity security investments	(42.8)	(5.3)	(65.1)	30.3
Less: other	1.2	(2.6)	1.2	(2.6)
Total other (income) expense, net, Non-GAAP	$60.1	$56.6	$102.1	$89.4

Income Tax (Benefit) Expense:
Total income tax (benefit) expense, GAAP	$34.9	$109.2	$93.1	$179.9
Less: income tax effect related to Non-GAAP reconciling items	(76.2)	(16.2)	(113.3)	(52.3)
Total income tax (benefit) expense, Non-GAAP	$111.1	$125.4	$206.4	$232.2

TABLE 4 (continued)

BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
NET INCOME ATTRIBUTABLE TO BIOGEN INC. & DILUTED EPS
(unaudited, in millions, except effective tax rate and per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Effective Tax Rate:
Total effective tax rate, GAAP	26.4%	14.7%	18.3%	17.0%
Less: impact of GAAP to Non-GAAP adjustments	9.2	1.2	2.1	1.3
Total effective tax rate, Non-GAAP	17.2%	13.5%	16.2%	15.7%

Net Income Attributable to Biogen Inc.:
Total net income attributable to Biogen Inc., GAAP	$97.5	$634.8	$417.0	$875.3
Plus: litigation matter	1.1	—	2.3	—
Plus: amortization of inventory fair value step-up	200.6	50.7	306.2	100.1
Plus: impairment charges	—	3.5	—	3.5
Plus: acquisition-related transaction and integration costs	28.2	2.1	33.5	4.1
Plus: amortization of acquired intangible assets	153.6	114.6	276.8	216.0
Plus: restructuring charges and other cost saving initiatives	170.5	7.1	183.7	47.7
Plus: (gain) loss on fair value remeasurement of contingent consideration	2.5	13.2	23.0	22.8
Plus: (gain) loss on equity security investments	(42.8)	(5.3)	(65.1)	30.3
Plus: income tax effect related to Non-GAAP reconciling items	(76.2)	(16.2)	(113.3)	(52.3)
Plus: other	1.2	(2.0)	1.2	(1.7)
Total net income attributable to Biogen Inc., Non-GAAP	$536.2	$802.5	$1,065.3	$1,245.8

Diluted Earnings Per Share:
Total diluted earnings per share, GAAP	$0.66	$4.33	$2.81	$5.97
(Less) Plus: adjustments to GAAP net income attributable to Biogen Inc. (as detailed above)	2.94	1.14	4.36	2.52
Total diluted earnings per share, Non-GAAP	$3.60	$5.47	$7.17	$8.49

TABLE 4 (continued)

BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION: REVENUE CHANGE AT CONSTANT CURRENCY
(unaudited)
Revenue changes at constant currency are presented excluding the impact of changes in foreign currency exchange rates and hedging gains or losses. Foreign currency revenue values are converted into U.S. Dollars using the exchange rates from the end of the previous calendar year.

	Q2 2026 vs. Q2 2025	YTD 2026 vs. YTD 2025
Total Revenue:
Revenue change, as reported	3.4%	2.7%
Less: impact of foreign currency translation and hedging gains / losses	1.8	2.7
Revenue change at constant currency	1.6%	—%

Total Product Revenue:
Revenue change, as reported	2.0%	1.8%
Less: impact of foreign currency translation and hedging gains / losses	2.0	3.0
Revenue change at constant currency	—%	(1.2)%

Total MS Product Revenue:
Revenue change, as reported	(13.0)%	(6.8)%
Less: impact of foreign currency translation and hedging gains / losses	1.4	2.2
Revenue change at constant currency	(14.4)%	(9.0)%

Total Rare Disease Revenue
Revenue change, as reported	10.8%	4.8%
Less: impact of foreign currency translation and hedging gains / losses	2.0	3.0
Revenue change at constant currency	8.8%	1.8%

Total Biosimilars Product Revenue:
Revenue change, as reported	(15.9)%	(7.6)%
Less: impact of foreign currency translation and hedging gains / losses	4.1	5.6
Revenue change at constant currency	(20.0)%	(13.2)%

Total Other Product Revenue:
Revenue change, as reported	51.4%	65.7%
Less: impact of foreign currency translation and hedging gains / losses	—	0.4
Revenue change at constant currency	51.4%	65.3%

Total Revenue from Anti-CD20 Therapeutic Programs Revenue:
Revenue change, as reported	9.9%	10.3%
Less: impact of foreign currency translation and hedging gains / losses	0.1	0.1
Revenue change at constant currency	9.8%	10.2%

Total Revenue from Alzheimer's Collaboration Revenue:
Revenue change, as reported	16.0%	40.2%
Less: impact of foreign currency translation and hedging gains / losses	—	0.1
Revenue change at constant currency	16.0%	40.1%

Total Contract Manufacturing, Royalty and Other Revenue:
Revenue change, as reported	(0.9)%	(9.0)%
Less: impact of foreign currency translation and hedging gains / losses	3.6	4.3
Revenue change at constant currency	(4.5)%	(13.3)%

TABLE 4 (continued)

BIOGEN INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
FREE CASH FLOW
(unaudited, in millions)
We define free cash flow as net cash provided by (used in) operating activities in the period less capital expenditures made in the period. The following table reconciles net cash provided by (used in) operating activities, a GAAP measure, to free cash flow, a Non-GAAP measure.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Cash Flow:
Net cash provided by (used in) operating activities	$448.9	$160.9	$1,094.4	$420.2
Net cash provided by (used in) investing activities	(3,839.2)	(57.0)	(4,048.7)	(104.3)
Net cash provided by (used in) financing activities	1,296.0	(11.7)	1,252.2	(34.7)
Net increase (decrease) in cash and cash equivalents	$(2,094.3)	$92.2	$(1,702.1)	$281.2

Net cash provided by (used in) operating activities	$448.9	$160.9	$1,094.4	$420.2
Less: Purchases of property, plant and equipment	40.9	26.6	92.1	63.7
Free cash flow	$408.0	$134.3	$1,002.3	$356.5

Use of Non-GAAP Financial Measures
We supplement our GAAP consolidated financial statements and GAAP financial measures with other financial measures, such as adjusted net income, adjusted diluted earnings per share, revenue growth at constant currency, which excludes the impact of changes in foreign exchange rates and hedging gains or losses, and free cash flow, which is defined as net cash flow from operations less capital expenditures. We believe that these and other Non-GAAP financial measures provide additional insight into the ongoing economics of our business and reflect how we manage our business internally, set operational goals and form the basis of our management incentive programs. Non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
Our “Non-GAAP net income attributable to Biogen Inc.” and “Non-GAAP earnings per share - Diluted” financial measures exclude the following items from “GAAP net income attributable to Biogen Inc.” and “GAAP earnings per share - Diluted”:
1. Acquisitions and divestitures
We exclude transaction, integration and certain other costs related to the acquisition and divestiture of businesses/commercial assets and items associated with the initial consolidation or deconsolidation of variable interest entities. These adjustments include, but are not limited to, the amortization of inventory fair value step-up, amortization and impairment of intangible assets, charges or credits from the fair value remeasurement of our contingent consideration obligations and losses on assets and liabilities held for sale.
2. Restructuring, business transformation and other cost saving initiatives
We exclude costs associated with our execution of certain strategies and initiatives to streamline operations, achieve targeted cost reductions, rationalize manufacturing facilities or refocus research and development activities. These costs may include employee separation costs, retention bonuses, facility closing/abandonment and exit costs, asset impairment charges or additional depreciation when the expected useful life of certain assets have been shortened due to changes in anticipated usage and other costs or credits that management believes do not have a direct correlation to our ongoing or future business operations.
3. (Gain) loss on equity security investments
We exclude unrealized and realized gains and losses related to our equity security investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
4. Other items
We evaluate other items of income and expense on an individual basis and consider both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to our ongoing business operations and (iii) whether or not we expect it to occur as part of our normal business on a regular basis. We also include an adjustment to reflect the related tax effect of all reconciling items within our reconciliation of our GAAP to Non-GAAP net income attributable to Biogen Inc. and earnings per share - diluted.